SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                October 19, 1999

                   ----------------------------------------


                             THERMORETEC CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-12636                   59-3203761
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


Damonmill Square
9 Pond Lane, Suite 5A
Concord, Massachusetts                                      01742-2851
(Address of principal executive offices)                    (Zip Code)


                                (978) 371-3200
                         (Registrant's telephone number
                              including area code)

      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended April 3, 1999. These include risks and uncertainties relating to: dependence of the Registrant's businesses on environmental regulation, potential environmental and regulatory liability, the availability of government funding, intense competition, the effect of seasonal influences on the Registrant's performance, possible obsolescence of the Registrant's services due to technological change, the Registrant's acquisition strategy, development and commercialization of technology, the cash management arrangement with Thermo Electron Corporation, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On October 20, 1999, the Registrant issued a press release stating that it has entered into a definitive agreement and plan of merger with its ultimate parent corporation, Thermo Electron Corporation ("Thermo Electron"), under which Thermo Electron would acquire all of the outstanding common stock, $.01 par value per share (the "Common Stock"), held by the public stockholders of the Registrant. The Registrant's board of directors approved the merger agreement based on a recommendation from a Special Committee of its board of directors formed to evaluate Thermo Electron's offer.

      Under the terms of the merger agreement, each issued and outstanding share of Common Stock not already owned by Thermo Electron or Thermo TerraTech Inc., the Registrant's direct parent corporation ("Thermo TerraTech"), would be converted into the right to receive $7.00 in cash. Following the merger, the shares of Common Stock would cease to be publicly traded.

      The Registrant expects that the necessary filings with the Securities and Exchange Commission (the "SEC") will be made shortly, and that proxy materials for a special meeting will be mailed to stockholders of the Registrant promptly after completion of SEC review. Thermo Electron and Thermo TerraTech intend to vote all of their shares of Common Stock in favor of approval of the merger agreement and, therefore, approval is assured. The transaction is expected to close during the first calendar quarter of 2000.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired: not  applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits:

            2.1 Agreement and Plan of Merger dated as of October 19, 1999 by and among Thermo Electron Corporation, Retec Acquisition Corporation and ThermoRetec Corporation.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 21st day of October, 1999.



                                         THERMORETEC CORPORATION



                                         By: /s/ Theo Melas-Kyriazi
                                             -------------------------------
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer

                                                                     Exhibit 2.1





                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                           THERMO ELECTRON CORPORATION
                          RETEC ACQUISITION CORPORATION
                                       AND
                             THERMORETEC CORPORATION



                          DATED AS OF OCTOBER 19, 1999

                                TABLE OF CONTENTS



                                                                            Page

ARTICLE I THE MERGER.......................................................2

1.1. The Merger............................................................2

1.2. Effective Time; Closing...............................................2

1.3. Effect of the Merger..................................................2

1.4. Certificate of Incorporation; Bylaws..................................3

1.5. Directors and Officers................................................3

1.6. Effect on Capital Stock...............................................3

1.7. Surrender of Certificates.............................................4

1.8. No Further Ownership Rights in Retec Common Stock.....................6

1.9. Lost, Stolen or Destroyed Certificates................................6

1.10.Closing of Transfer Books.............................................6

1.11.Dissenting Shares.....................................................6

1.12.Taking of Necessary Action; Further Action............................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF RETEC.........................7

2.1. Organization of Retec.................................................7

2.2. Retec Capital Structure...............................................7

2.3. Authority.............................................................7

2.4. Board Approval........................................................8

2.5. Fairness Opinion......................................................8

2.6. Schedule 13E-3; Proxy Statement.......................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THERMO ELECTRON
AND MERGER SUB.............................................................9

3.1. Organization..........................................................9

3.2. Authority.............................................................9

3.3. Merger Sub............................................................10

3.4. Information Provided to Investment Bankers............................10

3.5. Compliance with Agreements............................................10

3.6. Schedule 13E-3; Proxy Statement.......................................11

3.7. Financial Resources...................................................11

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.............................11

4.1. Conduct of Business by Retec..........................................11

4.2. Conduct of Business by Thermo Electron................................11

ARTICLE V ADDITIONAL AGREEMENTS............................................13

5.1. Schedule 13E-3; Proxy Statement; Other Filings........................13

5.2. Meeting of Retec Stockholders.........................................14

5.3. Access to Information.................................................14

5.4. Public Disclosure.....................................................15

5.5. Legal Requirements....................................................15

5.6. Notification of Certain Matters.......................................15

5.7. Best Efforts and Further Assurances...................................16

5.8. Stock Option and Employee Stock Purchase Plans; Reservation of Shares.16

5.9. Thermo Electron Form S-8..............................................17

5.10.Indemnification; Insurance............................................17

5.11.Deferred Compensation Plan............................................19

5.12.Compliance by Merger Sub..............................................19

5.13.NYSE Listing..........................................................19

ARTICLE VI CONDITIONS TO THE MERGER........................................19

6.1. Conditions to Obligations of Each Party to Effect the Merger..........19

6.2. Additional Conditions to the Obligations of Retec.....................20

6.3. Additional Conditions to the Obligations of Thermo Electron
     and Merger Sub........................................................20

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..............................21

7.1. Termination...........................................................21

7.2. Notice of Termination; Effect of Termination..........................22

7.3. Fees and Expenses.....................................................22

7.4. Amendment.............................................................22

7.5. Extension; Waiver.....................................................23

ARTICLE VIII GENERAL PROVISIONS............................................23

8.1. Non-Survival of Representations and Warranties........................23

8.2. Notices...............................................................23

8.3. Counterparts..........................................................24

8.4. Entire Agreement......................................................24

8.5. Severability..........................................................24

8.6. Other Remedies; Specific Performance..................................25

8.7. Governing Law.........................................................25

8.8. Assignment............................................................25

8.9. Headings..............................................................25

                          AGREEMENT AND PLAN OF MERGER


      This AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of October 19, 1999 is by and among Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), Retec Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of TT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Thermo Electron ("Merger Sub"), and ThermoRetec Corporation, a Delaware corporation ("Retec").

                                    RECITALS

      A. Thermo Electron and its majority-owned subsidiary, Thermo TerraTech Inc. ("TerraTech"), own approximately 2% and 70%, respectively, of the outstanding shares of common stock, par value $.01 per share, of Retec (the "Retec Common Stock"), and Thermo Electron desires to acquire all of the outstanding shares of Retec Common Stock not owned by Thermo Electron or TerraTech.

      B. Thermo Electron has formed the Merger Sub as a subsidiary with the intent of causing it to merge with Retec, as described in this Agreement.

      C. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Thermo Electron and Retec will enter into a business combination transaction pursuant to which Merger Sub will merge with and into Retec (the "Merger").

      D. The Board of Directors of Thermo Electron (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Thermo Electron, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

      E. The Board of Directors of Retec, on the recommendation of a special committee of the Board of Directors (the "Special Committee"), consisting of a director of Retec who is not an officer or director of Thermo Electron or TerraTech or an officer of Retec, (i) has determined that this Agreement, including the Cash Merger Consideration (as defined below), and the transactions contemplated by this Agreement, are fair to, and in the best interests of, the stockholders of Retec (other than Thermo Electron and TerraTech), (ii) has approved and declared the advisability of this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has resolved to recommend the approval and adoption of this Agreement by the stockholders of Retec.

      F. Adams, Harkness & Hill ("AH&H") has delivered to the Special Committee, for its consideration, and for delivery to the stockholders of Retec, its written opinion that, subject to the various assumptions and limitations set forth therein, as of the date of such opinion the consideration to be received by the stockholders of Retec (other than TerraTech and Thermo Electron) is fair to such stockholders from a financial point of view.

      G.  Thermo  Electron,   Retec  and  Merger  Sub  desire  to  make  certain
representations and warranties and other agreements in connection with the Merger.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

      1.1. The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into Retec, the separate corporate existence of Merger Sub shall cease and Retec shall continue as the surviving corporation. Retec as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2. Effective Time; Closing. Subject to the provisions of this Agreement, the Surviving Corporation shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger, being the "Effective Time" and the date on which the Effective Time occurs being the "Effective Date") as soon as practicable on the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the executive offices of Thermo Electron at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date"). At the Closing, (i) Retec shall deliver to Thermo Electron the various certificates and instruments required under
Article VI, (ii) Thermo Electron and Merger Sub shall deliver to Retec the various certificates and instruments required under Article VI and (iii) Retec shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL.

      1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Retec and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Retec and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4.  Certificate of Incorporation; Bylaws.

            (a) Subject to the requirements of Section 5.10 hereof, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

            (b) Subject to the requirements of Section 5.10 hereof, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

      1.5. Directors and Officers. The directors of Retec immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Retec immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

      1.6. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Retec or the holders of any of the following securities:

            (a) Conversion of Retec Common Stock. Subject to the balance of this Section 1.6, each share of Retec Common Stock issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive Seven Dollars in cash ($7.00) (subject to adjustment pursuant to Section 1.6(g) hereof, the "Cash Merger Consideration") upon surrender of the certificate representing such share of Retec Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.9). As of the Effective Time, all such shares of Retec Common Stock shall no longer be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Retec Common Stock shall cease to have any rights with respect thereto, except the right to receive the Cash Merger Consideration as described in this subsection 1.6(a).

            (b) Stock Options and Employee Stock Purchase Plan. All options to purchase Retec Common Stock outstanding immediately prior to the Effective Time under the Remediation Technologies, Inc. Amended and Restated 1986 Stock Option Plan, the Thermo Remediation Inc. Equity Incentive Plan, the ThermoRetec Corporation Employees Equity Incentive Plan and the Thermo Remediation Inc. Directors Stock Option Plan, each as amended (together, the "Retec Stock Option Plans"), shall be converted into options to purchase shares of the common stock, $1.00 par value per share, of Thermo Electron (the "Thermo Common Stock") in accordance with Section 5.8 hereof. All options to purchase shares of Retec Common Stock under the Amended and Restated ThermoRetec Corp. Employees' Stock Purchase Plan (the "Retec ESPP") shall be converted into options to purchase Thermo Common Stock in accordance with Section 5.8 hereof.

            (c) Warrants. All warrants to purchase Retec Common Stock outstanding immediately prior to the Effective Time shall be converted at the Effective Time into warrants to purchase Thermo Common Stock. The number of whole shares of Thermo Common Stock for which each warrant will be exercisable (or will become exercisable in accordance with its terms) and the per share exercise price for the shares of Thermo Common Stock issuable upon exercise of such Retec warrant will be determined in accordance with the terms of such warrants.

            (d) Convertible Debentures. As a result of the Merger, a Redemption Event (as defined in the Fiscal Agency Agreement dated as of May 5, 1995, by and among Retec, Thermo Electron and Chase Manhattan Bank (formerly Chemical Bank) as Fiscal Agent (the "Fiscal Agency Agreement")) shall be deemed to have occurred with respect to the convertible debentures issued by Retec under the Fiscal Agency Agreement (the "Convertible Debentures"). Holders of the
Convertible Debentures will therefore have the right to present their Convertible Debentures to Retec for redemption, in accordance with the terms of the Fiscal Agency Agreement. Retec's 3-7/8% Convertible Debentures issued to TerraTech shall not be redeemed as a result of the Merger.

            (e) Capital Stock of Merger Sub. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            (f) Treasury Stock; Affiliate Stock. Notwithstanding any other provision of this Agreement, each share of Retec Common Stock issued and outstanding and owned by Thermo Electron or any wholly owned subsidiary of Thermo Electron, together with all treasury shares held by Retec immediately prior to the Effective Time shall cease to be outstanding, and shall automatically be cancelled and retired without payment of any consideration therefor, cash or otherwise, and cease to exist.

            (g) Adjustments to Cash Merger Consideration. The Cash Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into, or exercisable or exchangeable for, Retec Common Stock), recapitalization or other like change without receipt of consideration with respect to Retec Common Stock occurring on or after the date hereof and prior to the Effective Time.

      1.7.  Surrender of Certificates.

            (a) Payment Agent. Prior to the Effective Time, Thermo Electron shall authorize American Stock Transfer & Trust Company to act as the payment agent (the "Payment Agent") in the Merger. Immediately following the Effective Time, Thermo Electron shall deposit with the Payment Agent, in trust for the benefit of the holders of certificates (the "Certificates") representing shares of Retec Common Stock converted pursuant to Section 1.6(a) for payment in accordance with the provisions of this Article I, cash in an amount equal to the product of the Cash Merger Consideration multiplied by the number of shares of Retec Common Stock entitled to conversion for payment pursuant to
Section 1.6(a).

            (b) Exchange Procedures. As soon as practicable after, and in no event more than three business days after, the Effective Time, Thermo Electron shall cause the Payment Agent to mail to each holder of record (as of the Effective Time) of a Certificate (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall otherwise be in such form and have such other provisions as
Thermo Electron may reasonably specify and as are reasonably acceptable to Retec, with the approval of the Special Committee) and (ii) instructions for effecting the exchange of the Certificates for the Cash Merger Consideration. Upon surrender of a Certificate for cancellation to the Payment Agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor payment of the Cash Merger
Consideration  multiplied  by  the  number  of  shares  of  Retec  Common  Stock represented  by such  Certificate,  without  interest,  and the  Certificate  so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Retec Common Stock which is not registered in the transfer records of Retec as of the Effective Time, the Cash Merger Consideration may be paid in accordance with this Article I to a transferee if the Certificate evidencing such shares is presented to the Payment Agent, accompanied by all documents required by law to evidence and effect such transfer pursuant to this Section. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive payment of the Cash Merger
Consideration for each share of Retec Common Stock represented on such Certificate.

            (c) Transfers of Ownership. If payment of the Cash Merger Consideration is to be made to any person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of such payment that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment will have paid to Thermo Electron or any agent designated by it any transfer or other taxes required by reason of payment to a person other than the registered holder of the Certificate surrendered, or established to the satisfaction of Thermo Electron or any agent designated by it that such tax has been paid or is not payable.

            (d)   No Liability. Notwithstanding anything to the contrary in this
Section 1.7, neither the Payment Agent, Thermo Electron, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Retec Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (e) Responsibility; Term. During the term of its engagement, the Payment Agent shall make the payments referred to in Section 1.6(a) out of the funds supplied by Thermo Electron. Promptly following the date that is six months after the Effective Date, the Payment Agent shall, upon request by Thermo Electron, deliver to Thermo Electron all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Payment Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of Retec Common Stock may surrender such Certificate to Thermo Electron and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Cash Merger Consideration multiplied by the number of shares of Retec Common Stock represented by such Certificate, without any interest thereon.

      1.8. No Further Ownership Rights in Retec Common Stock. All amounts paid upon the surrender of shares of Retec Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Retec Common Stock.

      1.9. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall pay the aggregate Cash Merger Consideration in respect of such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that, as a condition precedent to the payment thereof, the owner of such lost, stolen or destroyed Certificates shall deliver a bond in such sum as Thermo Electron or the Payment Agent may reasonably direct as indemnity against any claim that may be made against Thermo Electron or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed, unless Thermo Electron waives such requirement in writing.

      1.10. Closing of Transfer Books. At the Effective Time, the stock transfer books of Retec shall be closed and no transfer of Retec Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to Thermo Electron, they shall be canceled and exchanged for rights to receive the applicable Cash Merger Consideration as provided in this Article I.

      1.11. Dissenting Shares. Notwithstanding any other provision of this Agreement, shares of Retec Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders (i) who have not voted in favor of or consented to the Merger, (ii) who shall have demanded properly in writing appraisal of such shares in accordance with DGCL Section 262 and (iii) who shall not have withdrawn such demand or otherwise forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Cash Merger Consideration. Such stockholders shall, as of the Effective Time, cease to retain any rights with respect to the Retec
Common Stock, except as provided in the DGCL, including the right to receive payment of the appraised value of the shares held by them in accordance with the provisions of Section 262, provided that all Dissenting Shares held by stockholders (i) who shall have failed to perfect or lost their rights to appraisal of such shares under Section 262, or (ii) who have withdrawn their demand for appraisal within 60 days after the Effective Date and accept the terms offered upon the Merger in accordance with Section 262(e), shall thereupon be, or be deemed to have been, converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Cash Merger Consideration, upon surrender, in the manner provided in Section 1.7, of the Certificates that formerly evidenced such shares without the prior consent of Thermo Electron.

      1.12. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Retec and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of Retec and Merger Sub or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF RETEC

      Retec represents and warrants to Thermo Electron and Merger Sub as follows:

      2.1. Organization of Retec. Retec and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted and as proposed by Retec to be conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Retec. In this Agreement, the term "Material Adverse Effect" used in reference to Retec means any event, change or effect, that is or is reasonably likely to be, individually or in the aggregate with other events, changes or effects, materially adverse to the financial condition, assets, liabilities, results of operations or business of Retec and its subsidiaries, taken as a whole.

      2.2. Retec Capital Structure. The authorized capital stock of Retec consists of 50,000,000 shares of Common Stock, par value $.01 per share, of which there were 13,599,360 shares issued and outstanding as of October 2, 1999, and 648,212 shares in treasury as of October 2, 1999. All outstanding shares of Retec Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Retec or any agreement or document to which Retec is a party or by which it is bound. As of October 2, 1999, an aggregate of 2,086,222 shares of Retec Common Stock, net of exercises, were reserved for issuance to employees, consultants and non-employee directors pursuant to the Retec Stock Option Plans, under which options were outstanding for an aggregate of 1,337,865 shares as of such date. As of October 2, 1999, an aggregate of 75,750 shares of Retec Common Stock were reserved for issuance upon the exercise of warrants and an aggregate of 2,153,977 shares of Retec Common Stock were reserved for issuance upon the conversion of the Convertible Debentures. All shares of Retec Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable.

      2.3.  Authority.

            (a)   Retec has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Retec, subject only to the adoption of this
Agreement by Retec's stockholders and the filing and recording of the Certificate of Merger pursuant to the DGCL. Under the DGCL, Retec's stockholders may adopt this Agreement by vote of the holders of a majority of the outstanding shares of Retec Common Stock. This Agreement has been duly executed and delivered by Retec, and assuming the due authorization, execution and delivery by Thermo Electron and Merger Sub, constitutes the valid and binding obligation of Retec, enforceable in accordance with its terms. The execution and delivery of this Agreement by Retec do not, and the performance of this Agreement by Retec will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Retec or (ii) subject to obtaining the adoption by Retec's stockholders of this Agreement as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Retec or any of its material subsidiaries or by which its or their respective properties is bound, except, with respect to clause (ii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Retec or the Surviving Corporation.

            (b)   No   consent,   approval,   order  or  authorization   of,  or
registration, declaration or filing with any court, administrative agency or commission or other governmental or regulatory body or authority or instrumentality ("Governmental Entity") is required by or with respect to Retec in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) the filing of the Proxy Statement and the Schedule 13E-3 (as defined in Section 2.6) with the U.S. Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

      2.4. Board Approval. The Board of Directors of Retec, upon recommendation of the Special Committee that this Agreement, including the Cash Merger Consideration, is fair to, and in the best interests of, the stockholders of Retec (other than Thermo Electron and TerraTech), has, as of the date of this Agreement, unanimously (i) adopted a resolution approving this Agreement and declaring its advisability, (ii) determined that the Merger is fair to, and in the best interests of, Retec and its stockholders, and (iii) determined to recommend that the stockholders of Retec approve this Agreement.

      2.5. Fairness Opinion. The Special Committee has received an opinion from AH&H dated October 18, 1999 that, as of such date, the consideration to be received by Retec's stockholders in the Merger is fair, from a financial point of view, to Retec's stockholders other than Thermo Electron and TerraTech.

      2.6 Schedule 13E-3; Proxy Statement. The information supplied by Retec for inclusion in the Rule 13e-3 Transaction Statement on Schedule 13E-3 (such Schedule, as amended or supplemented, is referred to herein as the "Schedule 13E-3") (including any information incorporated by reference in the Schedule 13E-3 from other filings made by Retec with the SEC) or (other than with respect to the information supplied by Thermo Electron and/or Merger Sub) the proxy statement to be sent to the stockholders of Retec in connection with the meeting of Retec's stockholders to consider the adoption of this Agreement and approval of the Merger (the "Retec Stockholders' Meeting") (such proxy statement, as amended or supplemented, is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Retec Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply (other than with respect to information relating to Thermo Electron and/or Merger Sub) as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.


                                   ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THERMO ELECTRON AND MERGER SUB

      Thermo Electron and Merger Sub, jointly and severally, represent and warrant to Retec as follows:

      3.1. Organization. Thermo Electron is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Thermo
Electron. In this Agreement, the term "Material Adverse Effect" used in reference to Thermo Electron means any event, change or effect, that is or is reasonably likely to be, individually or in the aggregate with other events, changes or effects, materially adverse to the financial condition, assets, liabilities, results of operations or business of Thermo Electron and its subsidiaries, taken as a whole.

      3.2.  Authority.

            (a) Each of Thermo Electron and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Thermo Electron and Merger Sub, subject only to the filing and recording of the Certificate of

Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by each of Thermo Electron and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Retec, this Agreement constitutes the valid and binding obligation of each of Thermo Electron and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement by each of Thermo Electron and Merger Sub do not, and the performance of this Agreement by each of Thermo Electron and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Thermo Electron or the Certificate of Incorporation or Bylaws of Merger Sub or of any material subsidiary, direct or indirect, of Thermo Electron (each, a "Material Thermo Subsidiary"), (ii) subject to compliance with the requirements set forth in Section 3.2(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Thermo Electron or any Material Thermo Subsidiaries (including Merger Sub, but excluding Retec and its wholly owned subsidiaries) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Thermo Electron's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Thermo Electron or any Material Thermo Subsidiaries (including Merger Sub, but excluding Retec and its wholly owned subsidiaries) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Thermo Electron or any Material Thermo Subsidiaries (including Merger Sub, but excluding Retec and its wholly owned subsidiaries) is a party or by which Thermo Electron or any Material Thermo Subsidiaries (including Merger Sub, but excluding Retec and its wholly owned subsidiaries) or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Thermo Electron.

            (b) All shares of Thermo Common Stock which will be subject to issuance pursuant to the Retec Stock Option Plans, the Retec ESPP and the warrants issued by Retec, each as assumed by Thermo Electron pursuant to this Agreement will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Thermo Electron or any other agreement or document to which Thermo Electron is a party or by which it is bound.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Thermo Electron or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) the filing of the Schedule 13E-3 with the SEC in accordance with the Exchange Act, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

      3.3 Merger Sub. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

      3.4 Information Provided to Investment Bankers. To the knowledge of Thermo Electron, the information provided by Thermo Electron and Retec to AH&H in connection with the Merger does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing sentence, any projections or forward-looking statements shall not be deemed to be statements of material facts; however, the projections were prepared in good faith and based on assumptions that were reasonable at the time such projections were prepared, given the information known by management at such time. Furthermore, it is recognized that such projections and forward-looking statements do not constitute any warranty as to the future performance of Thermo Electron or Retec and that actual results may vary from projected results.

      3.5 Compliance with Agreements. The treatment provided for herein with respect to outstanding Convertible Debentures, options (both under the Retec Stock Option Plans and the Retec ESPP) and warrants of Retec is in compliance with the applicable agreements and instruments governing such securities. No consent or approval of the holders of such instruments is required in connection with the transactions contemplated by this Agreement.

      3.6 Schedule 13E-3; Proxy Statement. The information supplied by Thermo Electron for inclusion in the Schedule 13E-3 (including any information incorporated by reference in the Schedule 13E-3 from other filings made by Thermo Electron with the SEC) or (other than with respect to the information supplied by Retec) the Proxy Statement shall not, on the date the Proxy
Statement is first mailed to stockholders, at the time of the Retec Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply (with respect to information relating to Thermo Electron) as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

      3.7. Financial Resources. Thermo Electron has the financial resources to consummate the transactions contemplated by this Agreement and to pay the consideration in the Merger provided for in Section 1.6(a).


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1. Conduct of Business by Retec. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Retec shall, except for such actions which are contemplated by this Agreement or reasonably appropriate in connection with the transactions contemplated by this Agreement, and except as consented to by Thermo Electron, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted (it being expressly understood that Retec may declare and pay cash dividends in customary amounts at customary times), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

      4.2 Conduct of Business by Thermo Electron. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Thermo Electron (i) shall, except for such actions which are contemplated by this Agreement or reasonably appropriate in connection with the transactions contemplated by this Agreement, or which are undertaken in connection with the Merger or with the reorganization of Thermo Electron and its subsidiaries as publicly announced or as disclosed to AH&H prior to the date of this Agreement, carry on its business materially in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings; and (ii) shall not, and shall not permit any Material Thermo Subsidiary to, take any action which would make any of the representations and warranties of Thermo
Electron contained herein untrue or cause Thermo Electron not to be in compliance with any covenant set forth herein.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

      5.1. Schedule 13E-3; Proxy Statement; Other Filings.

            (a) As promptly as practicable after the execution of this Agreement, Thermo Electron, TerraTech and Retec will jointly prepare and file with the SEC the Schedule 13E-3 and the Proxy Statement. Thermo Electron, TerraTech and Retec will cause the Proxy Statement to be mailed to stockholders of Retec at the earliest practicable time. Each party will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Schedule 13E-3 or the Proxy Statement or any other filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Schedule 13E-3 or the Merger.

Whenever any event occurs that is required to be set forth in an amendment or supplement to the Schedule 13E-3 or the Proxy Statement, the relevant party will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Retec, such amendment or supplement.

            (b)   The  information  supplied  by  Retec  for  inclusion  in  the
Schedule 13E-3 or the Proxy Statement (including any information incorporated by reference in the Schedule 13E-3 or the Proxy Statement from other filings made by Retec with the SEC) will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Retec stockholders, at the time of the Retec Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they were made, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Retec Stockholders' Meeting which has become false or misleading.

            (c) The information supplied by Thermo Electron and Merger Sub for inclusion in the Schedule 13E-3 or the Proxy Statement (including any information incorporated by reference in the Schedule 13E-3 or the Proxy Statement from other filings made by Thermo Electron with the SEC) will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Retec stockholders, at the time of the Retec Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they were made, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Retec Stockholders' Meeting which has become false or misleading.

            (d) The Proxy Statement will include the recommendation of the Special Committee in favor of approval of this Agreement (except that the Special Committee may withdraw, modify or refrain from making such recommendation to the extent that the Special Committee determines after consultation with outside legal counsel that failure to do so would be inconsistent with the Special Committee's fiduciary duties under applicable law).

            (e) The Proxy Statement will include the recommendation of the Board of Directors of Retec in favor of approval of this Agreement (except that the Board of Directors of Retec may withdraw, modify or refrain from making such recommendation to the extent that the Board determines after consultation with outside legal counsel that failure to do so would be inconsistent with the Board's fiduciary duties under applicable law).

            (f) To the extent that the Special Committee or the Board withdraws, modifies or refrains from making their respective recommendations pursuant to Sections 5.1(d) or (e) hereof, the Proxy Statement will reflect such action.

      5.2. Meeting of Retec Stockholders. Promptly after the date hereof, Retec will take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene the Retec Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement. Unless the Special Committee determines after consultation with outside legal counsel that to do so would be inconsistent with the Board's or the Special Committee's fiduciary duties under applicable law, Retec will use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the DGCL to obtain such approvals. Thermo Electron shall vote, or cause to be voted, all of the Retec Common Stock then owned by it and any of its subsidiaries in favor of the approval of this Agreement and the Merger.

      5.3. Access to Information. Subject to applicable legal restrictions, each of the parties hereto will afford the other (including, in the case of Retec, the Special Committee) and each of their respective accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of each of them during the period prior to the Effective Time to obtain all information concerning their respective businesses, including the status of their respective product development efforts, properties, results of operations and personnel, as each of them may reasonably request. Each of the parties hereto agrees that it will, and will cause its representatives and agents to, keep all such information confidential and will not, and will cause its representatives or agents not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, none of the parties hereto shall be required to keep confidential any information (i) which is or becomes generally available to the public, other than by wrongful disclosure by the disclosing party in violation of this Agreement, or (ii) which becomes available to the disclosing party on a nonconfidential basis from a source other than the nondisclosing party or any officer or director of such party.

      5.4. Public Disclosure. Thermo Electron and Retec will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. Promptly upon the execution hereof, the parties shall jointly make a press release with respect to the transactions contemplated by this Agreement, in form reasonably satisfactory to the Special Committee, and Retec shall, within five days after the execution hereof, file with the SEC a Current Report on Form 8-K, which shall attach as an exhibit this Agreement.

      5.5. Legal Requirements. Subject to the terms of this Agreement, each of Thermo Electron, Merger Sub and Retec will take all reasonable actions necessary or desirable to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and including using its reasonable best efforts to defend any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

      5.6. Notification of Certain Matters. Subject to the terms of this Agreement, Thermo Electron and Merger Sub will give prompt notice to Retec, and Retec will give prompt notice to Thermo Electron, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Thermo Electron and Merger Sub or Retec, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. From the date of this Agreement until the Effective Time, Thermo Electron will give prompt notice to Retec (including, without limitation, the Special Committee) of any written offers or indications of interest it receives from a prospective purchaser of any material properties or assets of Retec or its subsidiaries, which set forth a proposed purchase price greater than $3 million or in which the book value of the assets being sold is greater than $3 million, other than sales of assets and services in the ordinary course of business. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

      5.7. Best Efforts and Further Assurances. Subject to the respective rights and obligations of Thermo Electron and Retec under this Agreement, each of the parties to this Agreement will use its reasonable best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement, it being understood that such efforts shall not include any obligation to settle any litigation prompted hereby. Subject to the terms hereof, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

      5.8.  Stock Option and Employee  Stock  Purchase  Plans;  Reservation of
Shares.

             (a) At the Effective Time, each outstanding option to purchase shares of Retec Common Stock (each a "Retec Stock Option") under the Retec Stock Option Plans, whether or not exercisable, will be assumed by Thermo Electron. Each Retec Stock Option so assumed by Thermo Electron under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Retec Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Retec Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Thermo Common Stock equal to the product of the number of shares of Retec Common Stock that were issuable upon exercise of such Retec Stock Option immediately prior to the Effective Time multiplied by a fraction (the "Exchange Ratio"), the numerator of which is the

Cash Merger Consideration and the denominator of which is the closing price of the Thermo Common Stock on the day immediately preceding the Effective Date as reported in the consolidated transaction reporting system, rounded down to the nearest whole number of shares of Thermo Common Stock, and (ii) the per share exercise price for the shares of Thermo Common Stock issuable upon exercise of such assumed Retec Stock Option will be equal to the quotient determined by dividing the exercise price per share of Retec Common Stock at which such Retec Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Thermo Electron will issue to each holder of an outstanding Retec Stock Option a notice describing the foregoing assumption of such Retec Stock Option by Thermo Electron.

             (b) At the Effective Time, each outstanding option to purchase shares of Retec Common Stock (each, a "Retec ESPP Stock Option") under the Retec ESPP will be assumed by Thermo Electron. Each Retec ESPP Stock Option so assumed by Thermo Electron will continue to have, and be subject to, the same terms and conditions as are set forth in the Retec ESPP immediately prior to the Effective Time except that (i) the assumed option shall be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Thermo Common Stock equal to the product of the number of shares of Retec Common Stock that would have been issuable upon exercise of such Retec ESPP Stock Option multiplied by the Exchange Ratio; (ii) the purchase price per share of Thermo Common Stock shall be the lower of (A) eighty-five percent (85%) of (x) the per-share Market Value of Retec Common Stock on the Grant Date divided by
(y) the Exchange Ratio, with the resulting price rounded up to the nearest whole cent, and (B) eighty-five percent (85%) of the Market Value of Thermo Common Stock as of the Exercise Date; and (iii) the $25,000 limit under Section 9.2(i) of the Retec ESPP shall be applied by taking into account Thermo Electron's assumption of the Retec ESPP Stock Options in accordance with the Internal Revenue Code of 1986, as amended, and applicable regulations. For purposes of this subsection, "Market Value," "Grant Date," and "Exercise Date" shall have the meaning given them in the Retec ESPP.

            (c) Thermo Electron will reserve sufficient shares of Thermo Common Stock for issuance under this Section 5.8 and pursuant to the exercise of warrants issued by Retec.

      5.9. Thermo Electron Form S-8. Thermo Electron agrees to file a registration statement on Form S-8 or, if possible, an amendment to Thermo Electron's then effective registration statement on Form S-8, for the shares of Thermo Common Stock issuable with respect to the assumed Retec Stock Options and the assumed Retec ESPP Stock Options within five (5) business days of the Effective Time, and shall keep such registration statement effective for so long as any such options remain outstanding.

      5.10. Indemnification; Insurance.

            (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of

Incorporation and Bylaws of Retec, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, as of the date hereof and at any time from the date hereof to the Effective Time, were directors or officers of Retec, unless such modification is required by law. The Surviving Corporation shall, and Thermo Electron will cause the Surviving Corporation to, fulfill and honor in all respects the indemnification obligations of Retec pursuant to the provisions of the Certificate of Incorporation and the Bylaws of Retec as in effect on the date of this Agreement.

            (b) For a period of six (6) years after the Effective Time, Thermo Electron shall cause the Surviving Corporation to, either directly or through participation in Thermo Electron's umbrella policy, maintain in effect a directors'  and  officers'  liability  insurance  policy  covering  those  Retec directors and officers currently covered by Thermo Electron's liability insurance policy with coverage no less favorable in amount and scope than existing coverage for such Retec directors and officers (which coverage may be an endorsement extending the period in which claims may be made under such existing policy); provided, however, that in no event shall the Surviving Corporation be required to expend to maintain or procure insurance coverage pursuant to this Section 5.10, directly or through participation in Thermo Electron's policy, an amount per annum in excess of 175% of the current annual premiums, as adjusted for inflation each year, allocable and payable by Retec (the "Maximum Premium") with respect to such insurance, or, if the cost of such insurance exceeds the Maximum Premium, the maximum amount of coverage that can be purchased or maintained for the Maximum Premium.

            (c) Retec shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless Fred Holubow ("Holubow") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in Holubow's capacity as a director (including, without limitation, as a member of the Special Committee) or fiduciary of Retec (including, without limitation, in connection with the transactions contemplated by this Agreement) occurring on, before or after the Effective Time (or, if this Agreement is terminated without the Merger becoming effective, occurring on, before or after the date of such termination), until the expiration of the statute of limitations relating thereto (and shall pay any expenses in advance of the final disposition of such action or proceeding to Holubow to the fullest extent permitted under applicable law, upon receipt from Holubow of an undertaking (which need not be secured or subject to a bond or other requirement) to repay any advanced expenses if it shall ultimately be determined that Holubow is not entitled to be indemnified against such expenses). If the Merger becomes effective, Thermo Electron shall be jointly and severally responsible, to the fullest extent permitted by applicable law (it being understood that applicable law may permit Thermo Electron to indemnify or advance expenses to Holubow under circumstances in which Retec could not do so), for the indemnification and advancement of expenses obligations provided for in the first sentence of this Section 5.10(c). If the Merger does not become effective, Thermo Electron shall have the same responsibilities set forth in the immediately preceding sentence, except that Thermo Electron shall have no responsibility for indemnifying or advancing expenses to Holubow with respect to matters that do not arise out of or pertain to the work of the Special Committee, this Agreement or the transactions contemplated hereby. In the event of any claim, action, suit, proceeding or investigation covered by this Section 5.10(c), (i) Retec, Thermo Electron and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by Holubow, promptly after statements therefor are received, and (ii) Retec, Thermo Electron and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither Retec nor Thermo Electron nor the Surviving Corporation shall be liable for any settlement effected without Thermo Electron's prior written consent (such consent not to be unreasonably withheld or delayed); and provided, further, that, in the event any claim for indemnification is asserted or made within the period prior to the expiration of the applicable statute of limitations, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. In connection with Thermo Electron or the Surviving Corporation making any payment or advancing any funds pursuant to this Section 5.10(c), Thermo Electron or the Surviving Corporation, as the case may be, shall be entitled to require Holubow to use commercially reasonable efforts, at the cost and expense of Thermo Electron and the Surviving Corporation, to cause Thermo Electron or the Surviving Corporation, as the case may be, to be subrogated to Holubow's rights under any insurance coverage maintained by the Surviving Corporation, Thermo Electron or any of their respective affiliates with respect to the underlying subject matter of, and to the extent of, such payment or advance.

            (d) In the event Retec, Thermo Electron or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties or assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Retec, Thermo Electron and the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.10.

            (e)   Heirs,   representatives  and  estates  of  the  officers  and
directors of Retec (including, without limitation, Holubow) shall have the right to enforce the obligations arising under this Section 5.10.

            (f) The rights of the officers and directors of Retec (including, without limitation, Holubow) under this Section 5.10 are in addition to any rights of such persons under separate indemnification agreements any such persons may have with Retec and/or Thermo Electron, under the Certificate of Incorporation or Bylaws of Retec or Thermo Electron or otherwise.

      5.11. Deferred Compensation Plan. Subject to obtaining the consents of the affected participants, at the Effective Time, the Thermo Remediation Inc. Deferred Compensation Plan for Directors (the "Deferred Compensation Plan") will terminate, and Retec will distribute to each participant the sum in cash equal to the balance of stock units credited to his or her deferred compensation account under the Deferred Compensation Plan as of the Effective Time multiplied by the Cash Merger Consideration.

      5.12 Compliance by Merger Sub. Thermo Electron shall cause Merger Sub to timely perform and comply with all of its obligations under or related to this Agreement. Thermo Electron will ensure that Merger Sub has the financial resources to consummate the transactions contemplated by this Agreement and to pay the consideration in the Merger provided for in Section 1.6(a).

      5.13 NYSE Listing. Thermo Electron shall use its best efforts to cause all shares of Thermo Common Stock which will be subject to issuance pursuant to the Retec Stock Option Plans, the Retec ESPP and the warrants issued by Retec, each as assumed by Thermo Electron pursuant to this Agreement, to be authorized for listing on the New York Stock Exchange.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

      6.1. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (b) NYSE Listing. The Thermo Common Stock which will be subject to issuance pursuant to the Retec Stock Option Plans, the Retec ESPP and the warrants issued by Retec, each as assumed by Thermo Electron pursuant to this Agreement, shall have been authorized for listing on the New York Stock Exchange.

            (c) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote under the DGCL by the stockholders of Retec.

      6.2. Additional Conditions to the Obligations of Retec. The obligations of Retec to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Retec (provided that the Special Committee shall have consented in writing to any such waiver):

            (a) Representations and Warranties. The representations and warranties of Thermo Electron and Merger Sub contained in this Agreement shall be true and correct in all material respects (other than those already qualified by a materiality standard, which shall be true and correct in all respects) on and as of the Effective Time, except for changes expressly contemplated by this

Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time; and Retec shall have received a certificate to such effect signed on behalf of Thermo Electron by the President, Chief Executive Officer or Vice President of Thermo Electron; and

            (b) Agreements and Covenants. Thermo Electron and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Retec shall have received a certificate to such effect signed on behalf of Thermo Electron by the President, Chief Executive Officer or Vice President of Thermo Electron.

            (c) Fairness Opinion. At the time of mailing of the Proxy Statement to the stockholders of Retec and at the Effective Time, AHH shall have reaffirmed orally the fairness opinion previously prepared and delivered by it to the Special Committee and AHH shall not have withdrawn such opinion.

      6.3. Additional Conditions to the Obligations of Thermo Electron and Merger Sub. The obligations of Thermo Electron and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Thermo Electron:

            (a) Representations and Warranties. The representations and warranties of Retec contained in this Agreement shall be true and correct in all material respects (other than those already qualified by a materiality standard, which shall be true and correct in all respects) on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct would not have a Material Adverse Effect on Retec; and Thermo Electron and Merger Sub shall have received a certificate to such effect signed on behalf of Retec by the President, Chief Executive Officer or Vice President of Retec; and

            (b) Agreements and Covenants. Retec shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Thermo Electron shall have received a certificate to such effect signed on behalf of Retec by the President, Chief Executive Officer or Vice President of Retec.

            (c) No Withdrawal of Special Committee Recommendation. The Special Committee shall not have withdrawn its recommendation to the Board of Directors of Retec as set forth in Section 2.4 hereof.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

      7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement by the stockholders of Retec:

            (a) by mutual written consent duly authorized by the Boards of Directors of Merger Sub and Retec (upon approval of the Special Committee);

            (b) by either Retec (at the direction of the Special Committee) or Merger Sub if the Merger shall not have been consummated by March 31, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

            (c) by either Retec (upon approval of the Special Committee) or Merger Sub if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

            (d) by either Retec (upon approval of the Special Committee) or Merger Sub if the required approval of the stockholders of Retec contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Retec where the failure to obtain stockholder approval of Retec shall have been caused by the action or failure to act of Retec in breach of this Agreement and the right to terminate this Agreement under this Section 7.1(d) shall not be available to Merger Sub where the failure to obtain the requisite vote by the stockholders of Retec shall have been caused by the failure of Thermo Electron or any direct or indirect subsidiary of Thermo Electron (whether or not wholly-owned) to vote its shares of Retec Common Stock in favor of the Merger and this Agreement);

            (e) by Retec if the Special Committee determines after consultation with outside legal counsel that failure to do so would be inconsistent with the Board's or the Special Committee's fiduciary duties under applicable law;

            (f) by Retec (upon approval of the Special Committee), upon a breach of any representation, warranty, covenant or agreement on the part of Thermo Electron or Merger Sub set forth in this Agreement, if (i) as a result of such breach the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by Thermo Electron or Merger Sub within ten (10) business days following receipt by Thermo Electron of written notice of such breach from Retec; or

            (g) by Merger Sub, upon a breach of any representation, warranty, covenant or agreement on the part of Retec set forth in this Agreement, if (i) as a result of such breach the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by Retec within ten (10) business days following receipt by Retec of written notice of such breach from Merger Sub.

      7.2. Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice by the terminating party to the other parties hereto (or, in the case of a termination pursuant to Section 7.1(f) or 7.1(g), the expiration of the ten business day period referred to therein). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except that (i) the confidentiality obligations of each party hereto contained in Section 5.3, the obligations contained in Section 5.10, and the provisions of Sections 7.2, 7.3 and 8.1 shall survive any such termination and (ii) nothing herein shall relieve any party from liability for any willful and material breach of this Agreement.

      7.3. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

      7.4. Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that Retec may not amend this Agreement without the approval of the Special Committee.

      7.5. Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, however, that Retec may not take any such actions without the approval of the Special Committee. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      8.1. Non-Survival of Representations and Warranties. The representations and warranties of Retec, Thermo Electron and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms, or as the context requires, survive the Effective Time shall survive the Effective Time.

      8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to Thermo Electron or Merger Sub, to:
               Thermo Electron Corporation
               81 Wyman Street
               Waltham, MA 02454
               Attention: President
                          Telephone: (781) 622-1000
                          Facsimile: (781) 622-1283

               with a copy (which shall not constitute notice to Thermo Electron or Merger Sub) to:

               Thermo Electron Corporation
               81 Wyman Street
               Waltham, MA  02454
               Attention: General Counsel
                          Telephone: (781) 622-1000
                          Facsimile: (781) 622-1283

          (b)  if to Retec, to:
               ThermoRetec Corporation
               Damonmill Square
               9 Pond Lane, Suite 5A
               Concord, MA 01742
               Attention: President
                          Telephone: (978) 371-3200
                          Facsimile: (978) 371-9124

               with a copy (which shall not constitute notice to Retec) to:

               Altheimer & Gray
               10 South Wacker Drive, Suite 4000
               Chicago, Illinois 60606
               Attention: Peter H. Lieberman, Esq.
                          Telephone: (312) 715-4000
                          Facsimile: (312) 715-4800

      8.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      8.4. Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, with the exception of the agreements relating to the Convertible Debentures, the Retec ESPP, the Retec Stock Option Plans, the warrants issued by Retec, the Deferred Compensation Plan, and any agreements relating to indemnification of members of the Board; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth or otherwise contemplated herein. Notwithstanding the foregoing, Section 5.10 hereof is intended to be for the benefit of, and may be enforced by, those individuals who, as of the date hereof and at any time from the date hereof to the Effective Time, were directors or officers of Retec.

      8.5. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      8.6. Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      8.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      8.8. Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

      8.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, Thermo Electron, Merger Sub and Retec have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.


                              THERMO ELECTRON CORPORATION



                              By:       /s/ Theo Melas-Kyriazi
                                        ------------------------------
                              Name:     Theo Melas-Kyriazi
                              Title:    Vice President and Chief
                                        Financial Officer

                              RETEC ACQUISITION CORPORATION



                              By:       /s/ Theo Melas-Kyriazi
                                        ------------------------------
                              Name:     Theo Melas-Kyriazi
                              Title:    President


                              THERMORETEC CORPORATION



                              By:       /s/ Robert W. Dunlap
                                        ------------------------------
                              Name:     Robert W. Dunlap
                              Title:    President and Chief Executive Officer